Exhibit 99.1

One Horizon Group Signs VoIP-Supply Contract with Globecomm Asia Pte. Ltd

One Horizon Delivers its VoIP as a Service “VaaS” Solution

LIMERICK, IRELAND--(December 9, 2015) - One Horizon Group, Inc. (NASDAQ:OHGI) ("One Horizon", "We" or the "Company"), which operates its own Chinese retail VoIP service, branded Aishuo, and develops and licenses its patented bandwidth-efficient mobile voice over Internet Protocol ("VoIP") platform for smartphones, today announced that it has signed an agreement to deliver its revolutionary mobile VoIP service to Globecomm Asia Pte. Ltd (“Globecomm”), a leading provider of managed network communication solutions.

Globecomm is one of the premiere satellite communications companies and is a pioneer in the design and integration of high quality satellite communications systems. Globecomm provides specialized communication products to support its global services to media, wireless, government, maritime and enterprise customers.

One Horizon further expands its licensee base through the delivery of a new Globecomm branded crew-calling VoIP app.  Globecomm will purchase pre-paid calling cards from One Horizon and resell to ship crews through its network of maritime distribution channels. Globecomm has a global operation covering thousands of vessels. The revenue possibilities of One Horizon for this service are significant with our observed monthly revenue per vessel of one hundred and fifty US Dollars. Phone calls to friends and family will be carried through the One Horizon Public Switched Telephone Network (“PSTN”) in Asia, Europe and North America and billed to the crew on a pay-as-you-go basis at competitive rates.

One Horizon’s optimized technology was successfully trialed by Globecomm and is an ideal solution for smaller capacity internet connections like satellite internet because of its low bandwidth usage and  high voice quality.  The Company’s track record of successful maritime deployments with Singapore Telecommunications (“Singtel”) and Smart Communications in the Philippines (“Smart”) were key reference deployments over satellite that Globecomm considered as part of their selection process.

One Horizon Group CEO, Brian Collins, noted, “We were delighted to be able to expand our VoIP as a Service platform to even more high quality maritime operators like Globecomm.  Our track record of success in low bandwidth conditions like those at sea or at remote mining sites is a key driver for these new revenue streams in our business.  Both teams worked tirelessly to deliver a truly high quality and affordable calling solution for the crews aboard the Globecomm fleets.”

The Globecomm app can be downloaded from the Android Google Play store and from Apple’s iTunes App store.

About Globecomm Maritime

Globecomm Maritime provides ships, offshore platforms at sea and in port with a wide range of advanced, reliable and cost-effective maritime communications options ranging from voice and email connections up to full integration into broadband enterprise networks. With a global managed communications platform and engineering capabilities, Globecomm provides services ranging from L-band to VSAT services on C, Ku and Ka-Band with a worldwide coverage. For more information, please visit http://www.globecomm.com.

About One Horizon Group, Inc.

One Horizon Group Inc.'s business is to optimize communications over the Internet through its wholly owned subsidiary, Horizon Globex GmbH, Zug, which develops and markets one of the world's most bandwidth-efficient mobile voice over Internet Protocol (VoIP) platforms for smartphones, and also offers a range of other optimized data Applications including messaging and mobile advertising. The company controls and operates the Aishuo mobile VoIP service in China. Horizon Globex GmbH is an ISO 9001 and ISO 20000-1 certified company. The Company has operations in Ireland, Switzerland, the United Kingdom, China, India, Singapore and Hong Kong. For more information on the Company, its products and services, please visit http://www.onehorizongroup.com.

Safe Harbor Statement

This news release may contain "forward-looking" statements. These forward-looking statements are only predictions and are subject to certain risks, uncertainties and assumptions that could cause actual results to differ from those in the forward looking-statements. Potential risks and uncertainties include such factors as uncertainty of consumer demand for the Company's products, as well as additional risks and uncertainties that are identified and described in Company's SEC reports. Actual results may differ materially from the forward-looking statements in this press release. Statements made herein are as of the date of this press release and should not be relied upon as of any subsequent date. The Company does not undertake, and it specifically disclaims, any obligation to update any forward-looking statements to reflect occurrences, developments, events or circumstances after the date of such statement.

Contact:

Ted Haberfield
MZ Group | President – MZ North America
Direct:  760-755-2716
Mobile: 858-204-5055
thaberfield@mzgroup.us
www.mzgroup.us